Exhibit 99.2

META Group, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	March 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$15,144	$6,899
Restricted cash	1,750	6,000
Accounts receivable, net	33,354	41,042
Deferred commissions	3,018	1,614
Other current assets	2,175	4,865

Total current assets	55,441	60,420

Non-current portion of accounts receivable	—	2
Property and equipment, net	3,833	4,580
Goodwill	16,650	16,688
Intangible assets, net	7,914	8,533
Investments and advances	1,338	1,009
Other assets	511	688

Total assets	$85,687	$91,920

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,964	$2,391
Deferred revenues	48,762	46,740
Notes payable	949	487
Accrued compensation	3,125	6,398
Accrued and other current liabilities	13,776	21,152

Total current liabilities	71,576	77,168

Long-term portion of notes payable	—	708
Non-current deferred revenues	—	19
Other non-current liabilities	2,027	1,571

Total non-current liabilities	2,027	2,298

Total liabilities	73,603	79,466

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value per-share, authorized 2,000,000 shares; none issued	—	—
Common stock, $.01 par value per-share, authorized 45,000,000 shares, issued 16,115,332 and 15,417,011 shares, respectively	161	154
Paid-in capital	74,679	64,824
Accumulated deficit	(62,948)	(52,360)
Accumulated other comprehensive income	512	156
Treasury stock, at cost, 647,016 shares	(320)	(320)

Total stockholders’ equity	12,084	12,454

Total liabilities and stockholders’ equity	$85,687	$91,920

See notes to consolidated financial statements.

Exhibit 99.2

META Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	For the three months ended
	March 31,
	2005	2004
Revenues:
Advisory services	$20,797	$21,240
Strategic consulting	10,683	9,339
Published research products	1,100	1,517
Reimbursable expenses	582	506

Total revenues	33,162	32,602

Operating expenses:
Cost of services and fulfillment	18,192	16,700
Reimbursable expenses	582	506
Selling and marketing	8,414	10,532
General and administrative	5,408	5,262
Merger costs	9,937	—
Depreciation and amortization	1,164	1,150

Total operating expenses	43,697	34,150

Operating loss	(10,535)	(1,548)

Other income, net	93	47

Loss before provision for income taxes and minority interest	(10,442)	(1,501)
Provision for income taxes	146	47
Minority interest in income of consolidated subsidiary	—	(12)

Net loss	$(10,588)	$(1,536)

Net loss per basic common share	$(0.69)	$(0.11)

Net loss per fully diluted common share	$(0.69)	$(0.11)

Weighted average number of basic shares outstanding	15,302	13,715

Weighted average number of fully diluted shares outstanding	15,302	13,715

See notes to consolidated financial statements.

Exhibit 99.2

META Group, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the three months ended
	March 31,
	2005	2004
Operating activities:
Net loss	$(10,588)	$(1,536)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity-based compensation	7,046	—
Depreciation and amortization	1,164	1,150
Minority interest in income of consolidated subsidiary	—	(12)
Changes in assets and liabilities:
Accounts receivable	6,880	9,567

Deferred commissions	(1,413)	(873)

Other current assets	2,538	655
Other assets	166	(332)
Accounts payable	2,773	4
Accrued liabilities	(9,405)	(615)
Deferred revenues	2,500	168

Net cash provided by operating activities	1,661	8,176

Investing activities:
Capital expenditures	—	(353)

Net cash (used in) investing activities	—	(353)

Financing activities:
Decrease in restricted cash	4,250	—
Proceeds from bank borrowings	—	1,000
Repayment of bank borrowings	—	(1,000)
Repayment of notes payable and capital lease obligations	(250)	(81)
Proceeds from exercise of stock options	2,816	224

Net cash provided by financing activities	6,816	143

Effect of exchange rate changes on cash	(232)	223

Net increase in cash and cash equivalents	8,245	8,189
Cash and cash equivalents, beginning of period	6,899	8,814

Cash and cash equivalents, end of period	$15,144	$17,003

Supplemental schedule of noncash financing activities:
Acquisition of equipment under capital leases	$—	$859

See notes to consolidated financial statements.

Exhibit 99.2

META Group, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 – Interim Financial Statements

     The accompanying unaudited consolidated financial statements include the accounts of META Group, Inc. (the “Company”) and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.

     In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements and footnote disclosures should be read in conjunction with the December 31, 2004 audited consolidated financial statements and the notes thereto included in the Company’s Form 10-K for the year ended December 31, 2004.

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

Note 2 – Acquisitions

     In April 2004, the Company acquired 100% of META Group Middle East for $950,000 in cash. The Company acquired this distributor in order to have full ownership control in the Middle East (other than Israel) to better serve its customers in the region. The purchase price has been allocated to the assets acquired and the liabilities assumed, based on estimated fair values at the date of acquisition. The allocation resulted in goodwill of $1.1 million recorded in the Advisory Services segment and $0.5 million recorded in the Consulting segment and $0.4 million related to the customer list of the seller, which is being amortized on the straight line method over 7 years.

Note 3 – Goodwill and Other Intangible Assets

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). Under SFAS 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to impairment tests on an annual basis, or more frequently if certain indicators arise. Other finite lived intangible assets will continue to be amortized over their useful lives. During the quarter ended March 31, 2005, the remaining useful lives of intangible assets being amortized were reviewed and deemed to be appropriate .

     The goodwill impairment test is a two-step process that requires goodwill to be allocated to the reporting units. In the first step, the fair value of the reporting unit is compared to the carrying value of the reporting unit. If the fair value of the reporting unit is less than the carrying value of the reporting unit,

Exhibit 99.2

goodwill impairment may exist, and the second step of the test is performed. In the second step, the fair value of the goodwill is compared to the carrying value of the goodwill and an impairment loss will be recognized to the extent that the carrying value of the goodwill exceeds the implied fair value of the goodwill.

     In accordance with SFAS 142, the Company has selected a date by which the annual impairment test will be performed, such date being September 30. The Company performed its annual impairment test in September 2004 which resulted in no goodwill impairment .

     A summary of the Company’s intangible assets as of March 31, 2005 and December 31, 2004 is as follows (amounts in thousands):

		March 31, 2005
	Gross
	Carrying	Accumulated
	Amount	Amortization	Total
Amortized intangible assets:
Customer lists	$11,378	$(4,484)	$6,894
Intellectual property	770	(642)	128
Non-compete agreement	375	(375)	—
Content databases & other	2,157	(1,265)	892

Total	$14,680	$(6,766)	$7,914

Unamortized intangible assets:
Goodwill			$16,650

Aggregate amortization expense:
Three months ended March 31, 2005:			$648

		December 31, 2004
	Gross
	Carrying	Accumulated
	Amount	Amortization	Total
Amortized intangible assets:
Customer lists	$11,822	$(4,387)	$7,435
Intellectual property	784	(601)	183
Non-compete agreement	375	(375)	—
Content databases & other	2,108	(1,193)	915

Total	$15,089	$(6,556)	$8,533

Unamortized intangible assets:
Goodwill			$16,688

Aggregate amortization expense:
Twelve months ended December 31, 2004:			$2,100

Estimated amortization expense:
Remaining nine months ending December 31, 2005:	$1,705
Year ending December 31, 2006	1,665
Year ending December 31, 2007	1,523
Year ending December 31, 2008	1,296
Year ending December 31, 2009	987
Thereafter	738

Total	$7,914

Exhibit 99.2

     The changes in the carrying amount of goodwill by reportable segment for the three months ended March 31, 2005 is as follows (in thousands):

	Advisory Services	Strategic Consulting	Total
Balance as of January 1, 2005	$15,497	$1,191	$16,688
Translation adjustments	(35)	(3)	(38)

Balance as of March 31, 2005	$15,462	$1,188	$16,650

Note 4 – Comprehensive Loss

     Comprehensive loss for the three months ended March 31, 2005 and 2004 was as follows (in thousands):

	For the three months ended
	March 31,
	2005	2004
Net loss	$(10,588)	$(1,536)
Other comprehensive (loss) income, net of tax:
Unrealized gain (loss) on investment in equity security	331	(55)
Foreign currency translation adjustment	25	1,165

Comprehensive loss	$(10,232)	$(426)

     The shares the Company owns in Tescom became a marketable security on February 24, 2004 as a result of an initial public offering that Tescom completed. The Company classifies its investment as available-for-sale. During 2004, the Company determined that Tescom stock had been trading at a price below the Company’s basis in the stock for a period which exceeded six months, and that an other-than-temporary decline in value had taken place, and the Company recorded an impairment loss based on the difference between its basis in its investment in Tescom and the market value of Tescom stock on December 31, 2004. Accordingly, this resulted in an impairment loss of $154,000 which was recorded by the Company as of December 31, 2004. The carrying value of the Company’s investment was $1,262,000 at March 31, 2005, which includes an unrealized gain of $331,000.

Note 5 – Segment Reporting

     The Company has organized itself around two business segments: Advisory Services and Strategic Consulting. The Company’s operating segments are managed separately, because each operating segment represents a strategic business unit that generally offers distinct products / services. Advisory Services provide comprehensive coverage of relevant information technology and business-related issues faced by its clients through client/analyst interaction, published conclusions and

Exhibit 99.2

recommendations to each client’s specific IT requirements, including various topic-specific reports and standalone deliverables that meet specific assessment requirements. Strategic Consulting provides custom consulting services tailored to meet individual client requirements.

     The accounting policies of the operating segments are the same as those described in Note 1 to the Company’s 2004 Annual Report on Form 10-K except that the disaggregated financial results for the Company’s operating segments have been prepared using a management approach, which is consistent with the basis and manner in which the Company’s management internally disaggregates financial information for the purposes of assistance in making internal operating decisions. The Company evaluates performance based on standalone segment gross margin, defined by the Company as the segment revenues less segment cost of sales and fulfillment excluding selling, general and administrative expenses. Management does not allocate corporate assets, non-operating income or income taxes when measuring segment results. The Company evaluates the results of its geographic segments excluding intercompany royalty income and expense.

     The Company earns revenue from clients in many countries. In the quarters ended March 31, 2005 and 2004, other than the United States and Germany, there was no individual country in which revenues from external clients represent 10% or more of the Company’s consolidated revenues. Additionally, no single client accounted for 10% or more of total revenue in the quarters ended March 31, 2005 and 2004, and the loss of a single client, in management’s opinion, would not have a material adverse effect on revenues.

Information by operating segment is set forth below (in thousands):

	Advisory	Strategic		Consolidated
	Services	Consulting	Unallocated	Total

For the three months ended March 31, 2005

Revenues	$21,521	$11,059	$582	$33,162
Gross Margin	11,837	2,551	—	14,388
Assets	—	—	85,687	85,687

For the three months ended March 31, 2004

Revenues	$22,757	$9,339	$506	$32,602
Gross Margin	13,227	2,169	—	15,396
Assets	—	—	86,870	86,870

Exhibit 99.2

     The Company sells its products in the United States, and internationally through its subsidiaries in Canada, the Asia Pacific region, Europe and the Middle East. The Company also utilizes a network of independent sales representative organizations located in South Africa, Israel, Poland, Hungary, Japan and Argentina to distribute its products.

Information by geographic region is set forth below (in thousands):

			Europe,
			Middle East,	Consolidated
	Americas	Asia-Pacific	Africa	Total

For the three months ended March 31, 2005
Revenues	$20,541	$1,546	$11,075	$33,162
Operating income (loss)	(13,204)	503	2,166	(10,535)
Long – lived assets	7,079	2,040	21,127	30,246

For the three months ended March 31, 2004
Revenues	$20,794	$2,104	$9,704	$32,602
Operating income (loss)	(3,382)	275	1,559	(1,548)
Long – lived assets	7,901	2,355	19,942	30,198

Note 6 – Bank Debt

     The Company has a $6 million revolving credit agreement (the “Facility”). Under the Facility, interest on any outstanding borrowings is payable at the rate of LIBOR, as determined by the bank, plus 1.5%, or the higher of the Prime Rate or the Federal Funds Rate plus 0.5%. The Facility contains no financial covenants. In 2004, the Company executed a five-month extension of the Facility which extended the maturity date to April 4, 2005. On March 31, 2005, the Company amended the Facility to terminate the revolving credit commitment, reduce the letter of credit commitment to $1,533,000 and extend the maturity date to December 31, 2005. The Facility is fully collateralized by a $1.75 million and a $6 million cash deposit reflected as restricted cash as of March 31, 2005 and December 31, 2004 respectively. As of March 31, 2005 and December 31, 2004, there was $1,533,000 used under the Facility in the form of standby letters of credit issued on behalf of one of the Company’s independent sales representative organizations and as collateral for a portion of the Company’s U.S. premises leases and equipment leases. There were no borrowings outstanding as of March 31, 2005 and December 31, 2004.

Note 7 – Stock-Based Compensation

     The Company has three active stock-based employee compensation plans, which are described more fully in Note 9 to the Company’s 2004 Annual Report on Form 10-K. The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. No stock-based employee compensation cost is reflected in net income (loss), as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the pro forma effect on net loss and loss per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” to stock-based employee compensation (in thousands, except per share data):

Exhibit 99.2

	For the three months ended
	March 31,
	2005	2004
Reported net loss	$(10,588)	$(1,536)
Add: Stock compensation expense included in net income	7,047	—
Deduct: Total stock based employee compensation expense determined under fair value based methods for all awards, net of tax:	(7,260)	(564)

Pro forma net loss	$(10,801)	$(2,100)

Net loss per share
Reported:
Basic	$(0.69)	$(0.11)

Diluted	$(0.69)	$(0.11)

Pro forma:
Basic	$(0.71)	$(0.15)

Diluted	$(0.71)	$(0.15)

Note 8 – Net Loss Per Share

     The following table sets forth the computation of net loss per share for the three months ended March 31, 2005 and 2004:

	For the three months ended
	March 31,
	2005	2004
Net loss	$(10,588,000)	$(1,536,000)

Average number of common shares outstanding during the period	15,302,005	13,714,966
Add common share equivalents — options to purchase common shares and contingent shares	—	—

Total	15,302,005	13,714,966

Amounts per basic common share
Net loss	$(0.69)	$(0.11)

Amounts per fully diluted common share
Net loss	$(0.69)	$(0.11)

Diluted earnings per share for the three months ended March 31, 2005 and 2004 excludes 1,332,372 and 1,875,448 common stock equivalents (options), respectively, because they are anti-dilutive.

Exhibit 99.2

Note 9 – Contingencies and Guarantees

          Contingencies:

          Legal:

          Other than ordinary routine litigation incidental to the Company’s business, the Company is not a party, nor is any of its property subject to, any pending legal proceedings.

          Acquisition of Assets of Rubin Systems, Inc. (“RSI”)

          In August 2004, the Company and Dr. Rubin entered into an Amended and Restated Employment, Compensation and Release Agreement (the “Restated Agreement”). The term of the Restated Agreement is through December 31, 2008, but is subject to earlier termination. The Restated Agreement supersedes the earnout provisions of an October 2000 agreement and provides, effective as of January 1, 2004, for the following earnout arrangements:

     - Dr. Rubin’s earnout potential for the term of the Restated Agreement is $2,300,000, split into equal $460,000 annual increments for the years 2004 through 2008. Of the $460,000, Dr. Rubin can earn up to $230,000 per year based on Company performance or other criteria established by the Company’s Compensation Committee, and he can earn up to another $230,000 based on a percentage of the Company’s WWB benchmark, WWB publication and WWB guru consulting revenue (“WWB Revenue”). The amount earned is a percentage of the WWB Revenue is equal to ten percent, eight percent, seven percent, five percent and four percent in each of fiscal years 2004, 2005, 2006, 2007 and 2008, respectively, capped at $230,000 per year. No carryover is permitted.

     - Dr. Rubin is not eligible for any earnout payments for a given fiscal year if his retainer consulting revenue for the year is less than $1 million.

          Letters of Credit:

          See Note 6 for discussion of standby letters of credit.

          Guarantees:

          In September 2000 the Company provided a corporate guarantee in the amount of €62,000 (approximately $80,000) guaranteeing lease payments to the landlord of one of the Company’s former independent sales representative organizations. In January 2002, the landlord called the guarantee. The claim is currently being negotiated with the landlord. The Company is currently uncertain as to when this issue will be resolved.

Note 10 – Restructuring Charges

          During 2004, the Company recorded restructuring charges totaling $1,755,000. These charges were associated with workforce reductions, which totaled 32 employees. As of March 31, 2005, $640,000 remains unpaid and is expected to be paid in 2005.

Note 11 – Severance

          In the quarter ended March 31, 2005, the Company recorded severance charges totaling $560,000 associated with 11 employees. As of March 31, 2005, all amounts were paid.

Exhibit 99.2

Note 12 – Merger Costs

          In March 2005, under the terms of the merger agreement, the Company accelerated vesting of unvested stock options immediately prior to the merger (see Note 13) and recognized $7.0 million of compensation expense. In 2004 and the quarter ended March 31, 2005, the Company incurred $2.3 million and $2.9 million, respectively, of merger costs. At March 31, 2005, $3.4 million of merger costs remain unpaid and are expected to be paid in 2005.

Note 13 – Subsequent Event – Merger

          Effective April 1, 2005, the Company’s acquisition by Gartner, Inc. became effective. Under the terms of the merger agreement, the Company’s stockholders received $10.00, without interest, in cash for each share of the Company’s common stock held by them.